EXHIBIT 99.1

ALTUS PHARMACEUTICALS SECURES PHASE III
MANUFACTURER, ALTHEA TECHNOLOGIES, FOR ALTU-238

Cambridge, MA — August 21, 2006 — Altus Pharmaceuticals Inc. (NASDAQ: ALTU), a biopharmaceutical company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders, announced today that it has signed an agreement with Althea Technologies, Inc. a contract manufacturing organization (CMO), to manufacture ALTU-238 for use in the planned Phase III clinical trials of that product candidate. ALTU-238 is being developed as a subcutaneously administered, once-per-week formulation of human growth hormone that employs Altus’ proprietary protein crystallization and formulation technology.

“Althea Technologies is a seasoned CMO with significant experience in the manufacture of recombinant proteins,” commented Sheldon Berkle, President and CEO of Altus. “We look forward to working together through technology transfer and the installation and qualification of the key equipment necessary for the production of ALTU-238. We feel confident in their ability to manufacture reliable quantities of ALTU-238 for our planned Phase III clinical trials that meet our high standards of quality and patient safety.”

Dr. Magda Marquet, co-President and co-CEO of Althea commented: “We are very pleased that Altus has chosen to work with us at this critical time in the development of ALTU-238. As a leader in providing highly technical drug development services to the industry, we are committed to working with Altus to effectively and efficiently manufacture ALTU-238 through clinical evaluation of this promising new product candidate.”

About Altus Pharmaceuticals Inc.:
Altus Pharmaceuticals, headquartered in Cambridge, MA is a biopharmaceutical company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders. The Company’s website is http://www.altus.com.

About Althea Technologies, Inc.:
Althea Technologies, a leading San Diego-based pharmaceutical services firm, provides critical manufacturing and development services that support researchers worldwide in their advancement of novel therapies and efforts to apply new genomic information. Althea’s services include cGMP contract manufacturing of recombinant proteins, DNA-based therapeutics and vaccines, aseptic filling, and gene quantification using real-time PCR and gene expression analysis under GLP conditions. Additionally, Althea has introduced new services and technologies for the identification and understanding of gene signatures with innovative tools such as the company’s proprietary eXpress ProfilingTM (XP-PCR) technology. For more information, visit www.altheatech.com.

Safe Harbor Statement
Certain statements in this news release concerning Altus’ business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Altus might make or by known or unknown risks and uncertainties, including, but not limited to uncertainties relating to the progress of planned Phase III clinical trials of ALTU-238; and the unproven safety and efficacy of the Company’s product candidates under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Altus’ reports to the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and subsequent periodic reports. However, Altus undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

Contact Information:
Altus Pharmaceuticals Inc.
Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer
617-299-2900
or
Robert Gallotto
Vice President, Strategic Planning and Alliance Management
617-299-2900

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